Exhibit 99.3
Investor Presentation2010 Third Quarter

2 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The factors included in the disclosure under the heading " FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 30, 2010, and Quarterly Reports on Form 10-Q for the fiscal quarters ended May 1 and July 31, 2010, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATIONAll dollar amounts are in $000's unless otherwise stated. Sub-totals and totals may not foot due to rounding. After-tax operating results of Ruehl for 2009 and prior periods are included in discontinued operations.

3 Q3 P&L Summary

4 Year-to-Date P&L Summary

5 Sales Analysis Versus Prior Year Sales Mix Sales Mix

6 Gross Margin

7 Operating Expense

8 Inventory Days On Hand Excluding In-Transit Q3 ending inventory, less in-transit, divided by trailing quarter average daily COGS

9 Liquidity and Capex

10 Share Repurchases

Q4 Outlook

Gross Margin

- Similar erosion to Q3 2010

Store Occupancy

- High $160 millions, excluding store closure costs and potential impairments

All Other Stores and Distribution

- Modest leverage benefit versus last year

Marketing, General & Administrative Expense

- Slightly above Q3 2010 dollars

Tax Rate

- Full year effective tax rate estimated at 35%


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this year

A&F | a&f | GH | HCo.

11

12 Confirmed Flagship Openings

13 International Store Openings - Cumulative

14 Appendix: EPS (Unaudited)

15 Appendix: Q3 Store Count Activity Store Count - By Brand and Region

16 Appendix: Year-To-Date Store Count Activity Store Count - By Brand and Region